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                                                                    Exhibit 10.3
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                                WARRANT AGREEMENT

                          Dated as of January 31, 1997

                                 by and between

                          NEXTLINK COMMUNICATIONS, INC.

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

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                                WARRANT AGREEMENT

                               TABLE OF CONTENTS*

                                                                            Page
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SECTION 1.   Certain Definitions ...........................................   1

SECTION 2.   Appointment of Warrant Agent ..................................   5

SECTION 3.   Issuance of Contingent Warrants ...............................   5

SECTION 4.   Warrant Certificates ..........................................   5

SECTION 5.   Execution of Warrant Certificates .............................   6

SECTION 6.   Transfers of Contingent Warrants Prior to the
             Separation of Contingent Warrants and Preferred
             Shares; Separation of Contingent Warrants and
             Preferred Shares ..............................................   7

SECTION 7.   Registration ..................................................   8

SECTION 8.   Registration of Transfers and Exchanges .......................   9

SECTION 9.   Terms of Contingent Warrants; Exercise of
             Contingent Warrants ...........................................  11

SECTION 10.  Mutilated or Missing Warrant Certificates .....................  13

SECTION 11.  Reservations of Warrant Shares ................................  14

SECTION 12.  Adjustment of Exercise Rate ...................................  15

SECTION 13.  No Dilution or Impairment .....................................  19

SECTION 14.  Fractional Interests ..........................................  19

SECTION 15.  Notices to Contingent Warrant Holders; Rights of
             Contingent Warrant Holders ....................................  20

SECTION 16.  Warrant Agent .................................................  21

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*     This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.


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                                                                            Page
                                                                            ----

SECTION 17.  Merger, Consolidation, or Change of Name of Warrant
             Agent .........................................................  23

SECTION 18.  Resignation and Removal of Warrant Agent; Appointment
             of Successor ..................................................  23

SECTION 19.  Notices to the Company and Warrant Agent ......................  24

SECTION 20.  Supplements and Amendments ....................................  25

SECTION 21.  Reports .......................................................  25

SECTION 22.  Successors ....................................................  25

SECTION 23.  Termination ...................................................  26

SECTION 24.  Governing Law .................................................  26

SECTION 25.  Benefits of This Agreement ....................................  26

SECTION 26.  Counterparts ..................................................  26

EXHIBIT A    Form of Contingent Warrant Certificate......................... A-1

EXHIBIT B    Form of Certificate for Transfers of Certificated
             Warrants ...................................................... B-1


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            WARRANT AGREEMENT, dated as of January 31, 1997, between NEXTLINK
Communications, Inc., a Washington corporation (the "Company"), and Continental Stock Transfer & Trust Company, a corporation duly organized and existing under the laws of the State of New York, as Warrant Agent (the "Warrant Agent").

                                    RECITALS

            WHEREAS, pursuant to a Purchase Agreement, dated January 21, 1997, by and among the Company, NEXTLINK Communications, L.L.C., a Washington limited liability company, and the initial purchasers named therein (the "Initial Purchasers"), the Company has agreed to sell to the Initial Purchasers 5,700,000 units (the "Units"), each consisting of (i) one share of the Company's 14% Senior Exchangeable Redeemable Preferred Stock Shares, liquidation preference $50 per share (the "Preferred Shares"), and (ii) one Contingent Warrant (the "Contingent Warrants") entitling the holder thereof to purchase, subject to the conditions contained herein, a number of shares of each class of Junior Shares outstanding as of February 1, 1998 equal to 1/5,700,000 of the aggregate Contingent Warrant Share Amount (the Junior Shares issuable on exercise of the Contingent Warrants are referred to herein as the "Warrant Shares"); and

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Contingent Warrants and other matters as provided herein (capitalized terms not defined herein shall have the respective meanings specified in the Indenture);

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

            "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities. by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Board of Directors" means either the board of directors of the Company or any committee of that board duty authorized to act for it in respect thereof; provided, however, that for purposes of the definition of "Change of Control", "Board of Directors" means the Board of Directors of the Company only and not a committee thereof.

            "Board Resolution" means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Warrant Agent.
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            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
Friday which is not a day on which banking institutions in The Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

            "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

            "Certificate of Designations" means the certificate of designations, rights and preferences relating to the Preferred Shares.

            "Change of Control" means such time as either (a) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act (other than Eagle River, Mr. Craig O. McCaw and their respective Affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Company), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Company, (b) neither Mr. Craig O. McCaw nor any person designated by him to the Company as acting on his behalf shall be a director of the Company or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was proposed by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

            "Current Market Price" per Junior Share or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert (provided that, in the case of the calculation of Current Market Price for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of Directors, a reasonable determination, may be utilized) or (ii) (a) if the security is registered under the Exchange Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of


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the closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii) (a) and (ii)
(b), as certified to the Warrant Agent by the President, any Vice President or the Chief Financial Officer of the Company. The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company,
(C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Current Market Price shall be determined as if the securities were not registered under the Exchange Act.

            "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to February 1, 2009; provided however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Preferred Stock upon the occurrence of a Change of Control occurring prior to February 1, 2009 shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the change of control covenant with respect to the Preferred Shares contained in the Certificate of Designations and such Preferred Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of the Preferred Shares as are required to be repurchased pursuant to such covenant.

            "Eagle River" means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the States of Washington.

            "Exchange Act" means the Securities Exchange Act of 1934 and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

            "Exchange Offer Registration Statement" means the registration statement filed under the Securities Act relating to the exchange offer of the Company made pursuant to


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the Preferred Exchange and Registration Rights Agreement, dated as of January
31, 1997, between the Company and the Initial Purchasers.

            "Junior Shares" means Capital Stock of the Company that does not rank, as to the payment of dividends or other comparable distributions or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, prior to or on a parity with the Preferred Shares. At the date hereof, the Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, are the only authorized and outstanding classes of Junior Shares.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

            "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

            "Public Equity Offering" means an underwritten public offering of common stock, par value $.01 per share, of the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

            "Qualified Junior Shares" means Junior Shares that do not constitute Disqualified Stock.

            "Qualifying Event" means a Public Equity Offering or one or more Strategic Equity Investments which in either case results in aggregate net proceeds to the Company of not less than $75 million.

            "Resale Restriction Termination Date" has the meaning specified in
Section 8.

            "Rule 144" means Rule 144 under the Securities Act.

            "Rule 144A" means Rule 144A under the Securities Act.

            "SEC Reports" means the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

            "Securities Act" means the Securities Act of 1933 and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

            "Strategic Equity Investment" means an investment in Qualified Junior Shares made by a Strategic Investor in an aggregate amount of not less than $25 million.


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            "Strategic Investor" means a Person engaged in one or more
Telecommunications Businesses (which need not be such Person's primary business) that has, or 80% or more of the Voting Stock of which is owned, directly or indirectly, by a Person that has, an equity market capitalization or net worth, at the time of its initial investment in the Company, in excess of $2.0 billion.

            "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

            "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunication Business or (iii) evaluating, participating or pursuing any other activity or that is primarily related to those identified in (i) or (ii) above and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the date hereof; provided that termination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company, which determination shall be conclusive.

            "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            Unless the context otherwise requires, any reference herein to a "Section", "paragraph", "subsection" or "clause" refers to a Section, paragraph, subsection or clause, as the case may be, of this Agreement, and the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

            SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment.

            SECTION 3. Issuance of Contingent Warrants. The Contingent Warrants shall be originally issued in connection with the issuance of the Preferred Shares and shall not be separately transferable from the Preferred Shares until the earliest to occur of the following (the "Separation Date"): (i) August 1, 1997, (ii) the effective date of the Exchange Offer Registration Statement or
(iii) a Change of Control.


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            SECTION 4. Warrant Certificates. The Units will be issued in the form of fully registered Units in global form, each comprised of Preferred Shares in global form ("Global Preferred Shares") and Contingent Warrants in global form ("Global Warrants"). Contingent Warrants in definitive form ("Certificated Warrants") will not be issued except in the circumstances described below when Certificated Warrants are distributed to the beneficial owners of the Global Warrants and, except in the case of the initial sale of the Units, when such sale is not made in reliance upon Rule 144A. Global Warrants and Certificated Warrants are sometimes collectively referred to herein as "Warrant Certificates." Any Warrant Certificates to be issued and delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A hereto.

            All Warrant Certificates issued hereunder prior to the Resale Restriction Termination Date shall, upon issuance, bear the Securities Act legend contained in Exhibit A and such required legend shall not be removed unless the Company shall have delivered to the Warrant Agent a notice and an opinion of counsel to the Company, each stating that Warrant Certificates may be issued without such legend thereon. If such legend required for a Warrant Certificate has been or may be so removed from a Warrant Certificate as provided above, no other Warrant Certificate issued in exchange for all or any part of the Contingent Warrants evidenced thereby shall bear such legend, unless the Company has reasonable cause to believe that such other Contingent Warrants constitute "restricted securities" within the meaning of Rule 144 and instructs the Warrant Agent to cause a legend to appear thereon.

            Any Global Warrant issued hereunder to The Depository Trust Company (the "Depository") or its nominee and registered in the name of such Depository or nominee shall bear the legends specified in Exhibit A.

            SECTION 5. Execution of Warrant Certificates. Warrant Certificates evidencing an aggregate of 5,700,000 Contingent Warrants shall be duly executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign the Warrant Certificates. After the Separation Date the Warrant Agent shall retain custody of the Global Warrants and deliver Certificated Warrants to the registered holders of any Preferred Shares that have been issued in certificated form ("Certificated Preferred Shares") in accordance with the provisions of Section 6 hereof. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates from time to time as required under the provisions of this Agreement.

            Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Warrant Certificates may be manual or facsimile. Each Warrant Certificate shall be dated the date of its countersignature.

            Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.


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            No Warrant Certificate shall be entitled to any benefit under this
Agreement or be valid or obligatory for any purpose unless such Warrant Certificate has been manually countersigned by the Warrant Agent, and such countersignature upon any Warrant Certificate shall be conclusive evidence, and the only evidence, that such Warrant Certificate has been duly issued, countersigned and delivered hereunder.

            SECTION 6. Transfers of Contingent Warrants Prior to the Separation of Contingent Warrants and Preferred Shares; Separation of Contingent Warrants and Preferred Shares. Notwithstanding the provisions of Section 8 hereof, each Certificated Warrant will be held by the Warrant Agent, as custodian for the holders of the Units, until such time on or after the Separation Date as the registered holder of Certificated Preferred Shares containing a Warrant Endorsement substantially in the form set forth in this Section 6 shall have surrendered such Certificated Preferred Shares to the Warrant Agent at its principal corporate trust office (the "Warrant Agent Office") for a Warrant Certificate or Certificates evidencing the underlying Contingent Warrants and for a like number of Certificated Preferred Shares and not containing a Warrant Endorsement (such surrender and exchange being referred to herein as a "Separation" and the related Contingent Warrants being referred to as "Separated").

            Prior to Separation, beneficial ownership of the Certificated Warrants will be evidenced by the Certificated Preferred Shares registered in the names of the holders of the Certificated Preferred Shares, which certificates will bear thereon a Warrant Endorsement, and the right to receive or exercise Contingent Warrants evidenced by Certificated Warrants will be transferable only in connection with the transfer of such Certificated Preferred Shares. In connection with the foregoing, upon original issuance and thereafter until Separation, the Global Warrant and each Certificated Warrant will bear the following Warrant Endorsement:

      UNTIL THE EARLIEST TO OCCUR OF: (I) AUGUST 1, 1997, (II) THE EFFECTIVE DATE OF THE EXCHANGE OFFER REGISTRATION STATEMENT AND (III) A CHANGE OF CONTROL, THE CONTINGENT WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, FOR EACH TRANSFER OF A CONTINGENT WARRANT, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO THE SAME TRANSFEREE ONE SHARE OF THE 14% SENIOR EXCHANGEABLE REDEEMABLE PREFERRED SHARES OF NEXTLINK COMMUNICATIONS, INC.

The Company shall give the Warrant Agent and the registrar and transfer agent of the Preferred Shares (the "Registrar and Transfer Agent") written notice of the Separation Date as soon as practicable after becoming aware of such date.

            With respect to the Global Warrants and the Global Preferred Shares, Separation may be effected in any commercially reasonable manner satisfactory to the Company, the Warrant Agent, the Registrar and Transfer Agent and the applicable Depository. The Warrant Agent shall continue to hold the Global Warrants, as custodian for the Depository and the owners of beneficial interests in the Global Warrant, after Separation.


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            The Global Preferred Shares and Certificated Preferred Shares issued prior to the Separation Date shall have printed on the face thereof the following Warrant Endorsement:

      UNTIL THE EARLIEST TO OCCUR OF: (I) AUGUST 1, 1997, (II) THE EFFECTIVE DATE OF THE EXCHANGE OFFER REGISTRATION STATEMENT AND (III) A CHANGE OF CONTROL, THE 14% SENIOR EXCHANGEABLE REDEEMABLE PREFERRED SHARES EVIDENCED HEREBY MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, CONTINGENT WARRANTS ISSUED BY NEXTLINK COMMUNICATIONS, INC.

            All Certificated Preferred Shares containing a Warrant Endorsement presented for Separation shall be duly endorsed or be accompanied by a written instrument or instruments of exchange or transfer in form satisfactory to the Warrant Agent and the Registrar and Transfer Agent. The Warrant Agent shall deliver such Certificated Preferred Shares to the Registrar and Transfer Agent with instructions to issue new Certificated Preferred Shares not containing a Warrant Endorsement equal to the number of the Certificated Preferred Shares registered in the name of such registered holder or holders or, if such Certificated Preferred Shares also are being presented for registration of transfer, in the name of the transferee or transferees. The Warrant Agent, as custodian, shall deliver (or cause to be delivered) the Certificated Preferred Shares not bearing a Warrant Endorsement so received from the Registrar and Transfer Agent and in number equal to the aggregate number of the Certificated Preferred Shares surrendered and a Warrant Certificate or Certificates executed by the Company and countersigned by the Warrant Agent in the name of such registered holder of or holders of such transferee or transferees for a number of Contingent Warrants as shall equal the number of Preferred Shares so exchanged for Separation, bearing numbers or other distinguishing symbols not contemporaneously outstanding, to the Person or Persons entitled thereto.

            SECTION 7. Registration. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company. The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Prior to a Separation of Contingent Warrants underlying a Unit, the registered holder of a Preferred Share containing a Warrant Endorsement relating to such Contingent Warrants shall be deemed the registered holder of such Contingent Warrants for all purposes hereunder. The Company agrees to arrange for the Registrar and Transfer Agent to act as registrar hereunder with respect to Contingent Warrants that are not Separated.

            References herein to "Contingent Warrant holder(s)" or "holders of the Warrant Certificates" means in each case registered holders of Warrant Certificates.

            SECTION 8. Registration of Transfers and Exchanges. Prior to the Separation Date, the Contingent Warrants shall not be transferable separately but shall be transferable only as a Unit with the Preferred Shares as provided in Section 6. With respect to beneficial interests in a Global Warrant, transfers shall only be made on the books and records of the Depository. No beneficial owner of an interest in any Global Warrant will be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under the Certificate of Designations and this Agreement, as applicable). With respect to Certificated Warrants, the Company shall cause to be kept at the Warrant Agent Office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates at the Contingent Warrant holder's option by the Warrant Agent as herein provided.

            The Warrant Agent shall from time to time register the transfer of any outstanding Certificated Warrants upon the records to be maintained by it for that purpose, upon surrender thereof. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in accordance with its customary procedures and a certificate of their destruction delivered to the Company. Whenever any Warrant Certificates are surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Contingent Warrant holder making the exchange is entitled to receive.

            All Certificated Warrants issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Certificated Warrants surrendered for such registration of transfer or exchange.

            Every Certificated Warrant surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in the form contained Exhibit A hereto or such other form satisfactory to the Company and as Warrant Agent, duly executed by the holder thereof or his attorney duly authorized in writing (with, in the case of transfer, such signature guaranteed by an Eligible Guarantor Institution).

            If the holder of a Certificated Warrant wishes at any time prior to the date which is three years (or such shorter period as may be prescribed by Rule 144(k)) after the later of the date of original issuance of the Contingent Warrants and the last day on which the Company or any affiliate (as defined in Rule 144) of the Company was the owner of such Contingent Warrants, or any predecessor thereto (the "Resale Restriction Termination Date"), such transfer may be effected only in accordance with the provisions of this Section 8 and subject to the applicable procedures of the Depository. Upon receipt by the Warrant Agent of (i) such Certificated Warrant and instructions satisfactory to the Warrant Agent directing that a specified number of Contingent Warrants not greater than the number of Contingent Warrants represented by such Certificated Warrant be credited to a specified account at the Depository and (ii) a certificate substantially in the form of Exhibit B hereto duly executed by the Contingent Warrant holder or his attorney duly authorized in writing, then the Warrant Agent shall cancel such Certificated Warrant (and issue a new Certificated Warrant in respect of any untransferred Contingent Warrants) and increase the aggregate number of Contingent Warrants represented by such Contingent Warrants so transferred.

            No service charge shall be made for any registration of transfer or exchange upon surrender of Certificated Warrants or any issuance of Warrant Certificates in connection with a Separation, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

            Notwithstanding the foregoing, except in the circumstances referred to below, owners of beneficial interests in a Global Warrant will not be entitled to have such Global Warrant or any Contingent Warrants presented thereby registered in their names, will not receive or be entitled to receive physical delivery of Certificated Warrants in exchange therefor and will not be considered to be the owners or holders of such Global Warrant or any Contingent Warrants represented thereby for any purpose under this Agreement. Any Global Warrant shall be exchangeable pursuant to this Section 8 for Certificated Warrants registered in the names of persons other than the Depository or its nominee only if the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act. Any Global Warrant that is exchangeable pursuant to the preceding sentence shall be exchangeable for Certificated Warrants registered in such names as the Depository shall direct.

            Notwithstanding any other provision in this Agreement, a Global Warrant may not be transferred except in whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

            Neither the Company, the Warrant Agent nor any agent of the Company or the Warrant Agent will have any responsibility or liability for any actions or omissions of the Depository or for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Warrant or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            Any Certificated Warrant when duly endorsed in blank (with signature guaranteed) shall be deemed negotiable. The holder of any Certificated Warrant duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered holder thereof as the owner for all purposes. Notwithstanding the foregoing, with respect to any Global Warrant, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depository (or its nominee), as a Contingent Warrant holder, with respect to such Global Warrant or impair, as between such Depository and owners of beneficial interests in such Global Warrant, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the holder of such Global Warrant.

            SECTION 9. Terms of Contingent Warrants; Exercise of Contingent Warrants. Subject to the terms of this Agreement, the Contingent Warrants are only exercisable on any Business Day after February 1, 1998 if a Qualifying Event has not occurred on or prior to February 1, 1998. The Contingent Warrants will expire at 5:00 P.M., New York City time, on February 1, 2009 or, if a Qualifying Event has occurred on or prior to February 1, 1998, the date of such Qualifying Event (the "Expiration Date").

            In the event that a Qualifying Event has occurred on or prior to February 1, 1998, the Company shall, within the earlier of 15 Business Days after such Qualifying Event or the first Business Day after February 1, 1998, inform the Warrant Agent and send a written notice by first-class mail, postage prepaid to each Contingent Warrant holder at his or her address appearing on the Warrant register to the effect that (i) a Qualifying Event has occurred on the date on which such event occurred, together with a description of the transaction(s) constituting such Qualifying Event that is sufficient to indicate that the event(s) described so constitute a Qualifying Event and (ii) the Contingent Warrants expired on such date without becoming exercisable. In the event that a Qualifying Event has not occurred on or prior to February 1, 1998, the Company shall, as soon as practicable but in any event within two Business Days after February 1, 1998, inform the Warrant Agent and send a written notice by first-class mail, postage prepaid to each Contingent Warrant holder at his or her address appearing in the Warrant register stating (i) that a Qualifying Event has not occurred on or prior to February 1, 1998 and, accordingly, the Contingent Warrants are exercisable on any Business Day until the Expiration Date, (ii) the Expiration Date and (iii) the class or classes of Junior Shares for which the Contingent Warrants are so exercisable and the Exercise Rate as of the date of such notice with respect to each such class.

            Each Contingent Warrant, when exercised, will enable the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Contingent Warrant) at any time on or after the date on which the Contingent Warrants become exercisable and on or prior to the close of business on the Expiration Date a number of fully paid and non-assessable shares of each class of Junior Shares outstanding as of February 1, 1998 equal to 1/5,700,000 of the aggregate Contingent Warrant Shares Amount (and any other securities or property purchasable or deliverable upon exercise of such Warrant as provided in Section 12 hereof), subject to adjustment as provided in Section 12, at an exercise price of $.01 per Warrant Share to be received upon exercise of such Contingent Warrant, subject to adjustment as provided in Section 12 hereof (the "Exercise Price"). The number of shares of a class of Junior Shares for which a particular Contingent Warrant may be exercised (the "Exercise Rate") shall be subject to adjustment from time to time as set forth in Section 12 hereof. No cash dividend shall be paid to a holder of Warrant Shares issuable upon the exercise of Contingent Warrants unless such holders was, as of the record date for the declaration of such dividend, the record holders of such Warrants Shares.

            The "Contingent Warrant Shares Amount" with respect to a class of Junior Shares equals the number of Junior Shares of such class that would collectively represent 5.0% of such class on a fully diluted basis as of February 1, 1998 (giving effect to, among other things, the issuance of such shares).

            Each Contingent Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Company shall give written notice of the Expiration Date to the registered holders of the then outstanding Contingent Warrants not less than 90 nor more than 120 days prior to the Expiration Date; provided, however, that if the Company fails to give such notice, the Contingent Warrants shall still terminate and become void on the applicable Expiration Dates.

            A Contingent Warrant may be exercised upon surrender to the Company at the office of the Warrant Agent of the Warrant Certificate or Certificates evidencing the Contingent Warrants to be exercised with the form of election to exercise on the reverse thereof duly completed and executed, together with payment to the Warrant Agent for the account of the Company of the Exercise Price for each Warrant Share to be received. Each Contingent Warrant may be exercised only in whole. The Exercise Price may be paid (i) in cash or by certified or official bank check or (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Contingent Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Contingent Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of such number of Junior Shares equal to the product of (1) the number of Junior Shares for which such Contingent Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio. For purposes of this Agreement, the "Cashless Exercise Ratio" with respect to a class of Junior Shares shall equal a fraction, the numerator of which is the excess of the Current Market Price per share of such class on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Price per share of such class on the date of exercise. An exercise of a Contingent Warrant in accordance with clause (ii) of the second preceding sentence is herein called a "Cashless Exercise". If a Contingent Warrant is exercisable for Junior Shares of more than one class, the Cashless Exercise Ratio shall be determined on the basis of the Current Market Price of the Junior Shares of all such classes taken together, and shall be applied to the Junior Shares of each class for which such Contingent Warrant is exercisable. Upon surrender of a Warrant Certificate representing more than one Contingent Warrant in connection with the holder's option to elect a Cashless Exercise, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Contingent Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Contingent Warrants represented thereby. If, pursuant to the Securities Act, the Company is not able to effect the registration under the Securities Act of the issuance and sale of the Warrant Shares by the Company to the holders of the Contingent Warrants upon the exercise thereof as required by this Agreement, the holders of the Contingent Warrants will be required to effect the exercise of the Contingent Warrants solely pursuant to the Cashless Exercise option.

            Upon surrender of the Warrant Certificate or Certificates and payment of the Exercise Price, the Company shall issue and cause the Warrant Agent to deliver with all reasonable dispatch, to or upon the written order of the Contingent Warrant holder and in such name or names as the Contingent Warrant holder may designate, a certificate or certificates for the number of Warrant Shares issuable or other securities or property to which such holder is entitled hereunder upon the exercise of such Contingent Warrants, including, at the Company's option, any cash payable in lieu of fractional interests as provided in Section 14 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrants Shares as of the date of the surrender of such Contingent Warrants and payment of the Exercise Price. The Company may issue fractional shares of Common Stock upon exercise of any Contingent Warrants in accordance with the provision of Section 14 hereof. All Warrant Shares or other securities by the Company upon the exercise of the Contingent Warrants must be validly issued, fully paid and nonassessable.

            In the event that a Certificated Warrant is exercised in respect of fewer than all of the Contingent Warrants evidenced thereby on such exercise at any time prior to the date of expiration of the Contingent Warrants, a new certificate evidencing such remaining Contingent Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Certificated Warrants pursuant to the provisions of this
Section 9 and Section 8, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Certificated Warrants duly executed on behalf of the Company for such purpose.

            All Certificated Warrants surrendered upon exercise of Contingent Warrants shall be cancelled by the Warrant Agent and disposed of by the Warrant Agent in accordance with its customary procedures, and a certificate of their destruction shall be delivered to the Company. The Warrant Agent shall account promptly in writing to the Company with respect to Contingent Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Contingent Warrants.

            In the event that the Company shall purchase or otherwise acquire Certificated Warrants, the Company may elect to have the Certificated Warrants cancelled and retired by delivery of Certificated Warrants to the Warrant Agent who, upon the written request of the Company, shall promptly cancel and retire such Certificated Warrants.

            The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the registered Contingent Warrant holders during normal business hours and upon reasonable notice at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

            SECTION 10. Mutilated or Missing Warrant Certificates. If any mutilated Warrant Certificate is surrendered to the Warrant Agreement, the Company shall execute and the Warrant Agreement shall countersign and deliver in exchange therefor a new Warrant Certificate representing a like number of Contingent Warrants.

            If there shall be delivered to the Company and the Warrant Agreement
(i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and

(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate representing a like number of Contingent Warrants.

            Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

            Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

            SECTION 11. Reservations of Warrant Shares. The Company shall with respect to each class of Junior Shares for which the Contingent Warrants are exercisable at all times reserve and keep available, free from preemptive rights, out of the aggregate of the authorized but unissued shares of such class for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Contingent Warrants, the maximum number of Junior Shares of such class which would then be deliverable upon the exercise of all outstanding Contingent Warrants if all such outstanding Contingent Warrants were then exercisable. The Company agrees that any Warrant Shares issued upon exercise of the Contingent Warrants shall be duly issued out of authorized and previously unissued shares of such class.

            The transfer agent for each class of Junior Shares for which the Contingent Warrants are exercisable (which may be the Company if it is acting as such transfer agent) and every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each such transfer agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from each such transfer agent the stock certificates required to honor outstanding Contingent Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply each such transfer agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 14 hereof. The Company will furnish each such transfer agent a copy of all notices of adjustments and certificates related thereto which are transmitted to each Contingent Warrant holder pursuant to Section 15 hereof.

            The Company covenants that all Warrant Shares which may be issued upon exercise of Contingent Warrants will, upon payment of the Exercise Price and issuance, be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

            SECTION 12. Adjustment of Exercise Rate. The Exercise Rate with respect to a class of Junior Shares shall be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

            (a) If at any time after February 1, 1998 the Company:

      (1) pays a dividend or makes a distribution on any of its Capital Stock in Junior Shares or other shares of its Capital Stock;

      (2) subdivides, reclassifies or recapitalizes any class of Junior Shares into a greater number of shares;

      (3) combines, reclassifies or recapitalizes any class of Junior Shares of Junior Shares into a smaller number of shares;

      (4) issues by reclassification of any class of Junior Shares any shares of its Capital Stock (excluding any such reclassification in connection with a consolidation or merger);

then the Exercise Rate with respect to a class of Junior Shares in effect immediately prior to such action shall be proportionately adjusted if necessary so that the holder of any Contingent Warrant thereafter exercised may receive the aggregate number and kind of shares of Capital Stock of the Company which such holder would have owned immediately following such action if such Contingent Warrant had been exercised immediately prior to such action (without giving effect to the Cashless Option).

            Any adjustment required by this subsection (a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

            (b) In case after February 1, 1998 the Company shall issue rights, options or warrants to all holders of a class of Junior Shares entitling them to subscribe for or purchase shares of such class at a price per share less than the Current Market Price per share of such class on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Exercise Rate with respect to such class of Junior Shares in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Exercise Rate by a fraction of which the numerator shall be the number of shares of such class outstanding at the close of business on the date fixed for such determination plus the number of shares which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of such class outstanding at the close of business on the date fixed for such determination plus the number of shares so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (b), the number of Junior Shares of a class at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of such shares. The Company will not issue any rights, options or warrants in respect of any Junior Shares held in the treasury of the Company.

            (c) In case after February 1, 1998 the Company shall, by dividend or otherwise, distribute to all holders of a class of Junior Shares evidences of its indebtedness, shares of any class of Capital Stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in subsection (b) of this Section 12, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in subsection (a) of this Section 12 and (iv) any merger or consolidation to which subsection (i) of this Section 12 applies), the Exercise Rate with respect to such class of Junior Shares shall be adjusted so that the same shall equal the rate determined by dividing such Exercise Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of such class on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of such class and the denominator shall be such Current Market Price per share of such class, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

            (d) In case after February 1, 1998 the Company shall, by dividend or otherwise, distribute to all holders of a class of Junior Shares cash (excluding any cash that is distributed upon a merger or consolidation to which subsection
(i) of this Section 12 applies or as part of a distribution referred to in paragraph (c) of this Section) in an aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of such Junior Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this subsection (d) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of such class of Junior Shares concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to subsection (c) of this Section has been made (the "combined cash and tender amount") exceeds 10% of the product of the Current Market Price per share of such class on the date for the determination of holders of such shares of such class entitled to receive such distribution times the number of such shares of such class outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Exercise Rate with respect to such class of Junior Shares shall be adjusted so that the same shall equal the rate determined by dividing such Exercise Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of such class on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over such aggregate current market price divided by (y) the number of shares of such class outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of such class on such date for determination.

            (e) In case after February 1, 1998 a tender offer made by the Company or any subsidiary for all or any portion of any class of Junior Shares shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any subsidiary for all or any portion of the such class of Junior Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this subsection (e) has been made and (II) the aggregate amount of any cash distributions to all holders of such class of Junior Shares within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to subsection (d) of this Section 12 has been made (the "combined tender and cash amount") exceeds 10% of the product of the Current Market Price per share of such class as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of such shares of such class outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Exercise Rate with respect to such class of Junior Shares shall be adjusted so that the same shall equal the rate determined by dividing such Exercise Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of such of such class on the date of the Expiration Time multiplied by
(II) the number of such shares of such class outstanding (including any tendered shares) on the Expiration Time less (B) the combined tender and cash amount, and
(ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of such class as of the Expiration Time multiplied by (B) the number of shares of such class outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

            (f) No adjustment in the Exercise Rate with respect to a class of Junior Shares need be made unless the adjustment would require an increase or decrease of at least 1% in such Exercise Rate; provided, however, that any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. Upon each adjustment of an Exercise Rate with respect to a class of Junior Shares, the corresponding Exercise Price with respect to the Warrant Shares of such class shall be adjusted by multiplying such Exercise Price in effect immediately prior to such adjustment by the Exercise Rate in effect immediately prior to such adjustment and dividing the product thereof by the Exercise Rate resulting from such adjustment. All calculations under this
Section 12 shall be made to the nearest 1/1,000th of a share or nearest 1/100th of a cent, as the case may be.

            (g) Whenever the Exercise Rate with respect to a class of Junior Shares and the corresponding Exercise Price are adjusted, the Company shall provide the notices required by Section 15 hereof.

            (h) The Company from time to time may increase the Exercise Rate with respect to a class of Junior Shares, and decrease the corresponding Exercise Price, by any amount for any period of time if the period is at least 20 days and if the increase or decrease, as the case may be, is irrevocable during the period. Whenever an Exercise Rate is increased and corresponding Exercise Price decreased, the Company shall mail to the registered Contingent Warrant holders a notice of the increase and related decrease. The Company shall mail the notice at least 15 days before the date such increased Exercise Rate and decreased Exercise Price takes effect. The notice shall state the increased Exercise Rate and decreased Exercise Price and the period it will be in effect.

            Any increase in an Exercise Rate and corresponding decrease in an Exercise Price made pursuant to this subsection (h) shall not change or adjust any Exercise Rate or Exercise Price otherwise in effect, or as used for calculations, for purposes of subsections (a) through (c) of this Section 12.

            (i) Except as provided below, in the event that the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another Person, each Contingent Warrant thereafter shall, if and when exercisable, entitle the holder thereof to receive upon exercise thereof and payment of the Exercise Price the number of shares of capital stock or other securities or property which the holder would have received immediately after such transaction if such holder had exercised the Contingent Warrant immediately before the effective date of the transaction (whether or not the Contingent Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder
(i) was not a Person with which the Company consolidated or merged with or into or which merged with or into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be ("Constituent Person") or an Affiliate of a Constituent Person to such transaction, (ii) made no election with respect thereto and (iii) was treated alike with the plurality of non-electing holders. If the Company merges or consolidates with, or sells all or substantially all the property and assets of the Company to, another Person and, in connection therewith, consideration to the holders of Junior Shares in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holder of each Contingent

Warrant, if then exercisable, will be entitled to receive distributions on an equal basis with the holders of Junior Shares or other securities issuable upon exercise of such Contingent Warrant, as if such Contingent Warrant had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the Contingent Warrants will expire and the rights of the holders thereof will cease. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, to pay to the holders of the Contingent Warrants. After such funds and, in the case of Certificated Warrants, the surrendered Warrant Certificates are received, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person or persons as it may be directed in writing by the holders surrendering such Contingent Warrants.

            Concurrently with the consummation of such transaction, the entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments in the future which shall be nearly equivalent as may be practicable to the adjustments provided for in this Section 12. If the issuer of securities deliverable upon exercise of Contingent Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

            If this subsection (i) applies with respect to a transaction, subsections (a) through (e) of this Section 12 shall not apply with respect to such transaction.

            (j) The Warrant Agent shall have no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether any provisions of a supplemental Warrant Agreement executed pursuant to subsection
(i) of this Section 12 are correct. The Warrant Agent makes no representation or warranty as to the validity or value of any securities or assets issued upon exercise of Contingent Warrants or pursuant to any adjustment. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

            (k) In any case in which this Section 12 shall require that an adjustment in the Exercise Rate with respect to a class of Junior Shares be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Contingent Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of such Exercise Rate and (ii) paying to such holder any amount in lieu of a fractional share pursuant to Section 14 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            SECTION 13. No Dilution or Impairment. If any event shall occur as to which the provisions of Section 12 hereof are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Contingent Warrants in a way that is contrary to the manifest and essential intent and principles of Section 12 hereof, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company, which shall give their opinion upon the adjustment, if any, on a basis consistent with the manifest and essential intent and principles established in Section 12 hereof, necessary to preserve, without dilution, the purchase rights, represented by the Contingent Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and the Contingent Warrant holders and shall make the adjustments described therein.

            The Company shall at all times in good faith assist in the carrying out of the terms of this Agreement.

            SECTION 14. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Contingent Warrants, although it may do so in its sole discretion. If more than one Contingent Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Contingent Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this
Section 14, be issuable upon the exercise of any such Contingent Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for payment to the Contingent Warrant holder an amount in cash equal to the Current Market Value per Warrant Share of the relevant class or classes of Junior Shares, as determined on the day immediately preceding the date the Contingent Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

            SECTION 15. Notices to Contingent Warrant Holders; Rights of Contingent Warrant Holders. Upon any adjustment of the Exercise Rate with respect to a class of Junior Shares pursuant to Section 12 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (which may be the regular auditors of the Company setting forth the Exercise Rate with respect to such class after such adjustments and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment of such Exercise Rate upon exercise of a Contingent Warrant and the corresponding Exercise Price and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

            In case:

            (a) the Company shall authorize the issuance to all holders of shares of a class of Junior Shares of rights, options or warrants to subscribe for or purchase shares of such class or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of a class of Junior Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of such class or distributions referred to in of Section 12(a) hereof); or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Junior Shares issuable upon exercise of the Contingent Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (e) the Company or any subsidiary shall commence a tender offer for all or a portion of the outstanding shares of a class of Junior Shares (or shall amend any such tender offer); or

            (f) the Company proposes to take any other action (other than actions of the character described in Section 12(a) hereof) which would require an adjustment of the Exercise Rate with respect to a class of Junior Shares pursuant to Section 12 hereof;

then the Company shall cause to be filed with the Warrant Agent and, if such event occurs after the date on which the Contingent Warrants first become exercisable, shall cause to be given to each of the Contingent Warrant holders at the address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of such class to be entitled to receive any such rights, options, warrants or distributions are to be determined, or (ii) the date on which the right to make tenders set forth in any tender offer expires, or (iii) the date on which any such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of such class shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any issuance, right, option, warrant, distribution, tender offer, exchange offer, consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up, or the vote upon any action.

            Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice of meetings of shareholders or the election of directors of the Company or any other matter, or any other rights of shareholders of the Company, including any right to receive dividends.

            SECTION 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Contingent Warrant holders, by their acceptance thereof, shall be bound:

            (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except for the countersignature by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided herein.

            (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates.

            (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Contingent Warrant holder for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (e) The Company agrees to pay to the Warrant Agent compensation as agreed between the Company and the Warrant Agent for all services rendered by the Warrant Agent in the execution, performance and observance of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, performance and observance of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the

Warrant Agent in the execution, performance or observance of this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct.

            (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses or liability unless the Company or one or more registered Contingent Warrant holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any liabilities, costs and expenses which may be incurred. However, this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Contingent Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Contingent Warrant holders, as their respective rights or interests may appear.

            (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Contingent Warrants or other securities of the Company or become pecuniarily interest in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof (and no implied duties shall be read into this Agreement against the Warrant Agent beyond those duties expressly set forth herein). The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for action or inaction resulting from its own gross negligence or willful misconduct. The Warrant Agent shall have no liability for the actions or omissions of the Company.

            (i) The Warrant Agent shall not at any time be under any duty or responsibility to any Contingent Warrant holder to make or cause to be made any adjustment of the Exercise Rate with respect to a class of Junior Shares or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Contingent Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

            (j) The Warrant Agent shall not be deemed to have notice of any matter unless actually known to an officer working in its corporate trust and agency group, or unless written notice thereof is received in its corporate trust and agency group.

            SECTION 17. Merger, Consolidation, or Change of Name of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such entity would be eligible for appointment as a successor warrant agent under the provisions of Section 18 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and any of the Certificated Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent. If at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent. In either of the foregoing instances, such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

            In case at any time the name of the Warrant Agent shall be changed and at such time any of the Certificated Warrants shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name. In either of the foregoing instances, such Warrant Certificates shall have the full force and effect provided for in the Warrant Certificates and in this Agreement.

            The surviving Warrant Agent (if not the original Warrant Agent) or the original Warrant Agent (in the event of a name change) shall, promptly cause to be mailed (by first class mail, postage prepaid) to each then outstanding Contingent Warrant holder at such holder's last address as shown on the register of the Company maintained by the original Warrant Agent, notices of its succession or name change, as the case may be.

            SECTION 18. Resignation and Removal of Warrant Agent; Appointment of Successor. No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may assign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Contingent Warrant holder at his last address as shown on the register of the Company maintained by the Warrant Agent, a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal by the Company, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Company shall become Warrant Agent until a successor Warrant Agent has been appointed, and the holder of any Contingent Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. The provisions of Section 16 shall survive only such resignation or removal for the protection of the Warrant Agent so removed or resigned, to the extent applicable, with respect to its actions or omissions prior to such resignation or removal.

            Any new warrant agent, whether appointed by the Company, a court or the holders of a majority of the then outstanding Warrants, shall (i) be a corporation doing business under the laws of the United States, any state thereof or the District of Columbia, (ii) be in good standing and (iii) have a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for that purpose. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

            SECTION 19. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the any Contingent Warrant holder to the Company shall be sufficiently given or made when deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  NEXTLINK Communications, Inc.
                  155 108th Avenue NE
                  Bellevue, Washington 98004
                  Attention: General Counsel

            Any notice pursuant to this Agreement to be given by the Company or by any Contingent Warrant holder to the Warrant Agent shall be sufficiently given when deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                  Continental Stock Transfer & Trust Company
                  2 Broadway
                  New York, New York  10004
                  Attention:  Compliance Department

            SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Contingent Warrant holders in order (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (ii) to modify the restrictions on, and procedures for, resale and other transfers of the Contingent Warrants to the extent required by any change in applicable law or regulation (or the interpretation thereof) of the United States of America or in practices relating to the resale or transfer of restricted securities (as defined in Rule 144) generally, (iii) to add to or modify the certification requirements for transfers of Certificated Warrants prior to the Resale Restriction Termination Date in the event of the issuance of Certificated Warrants in exchange for Global Warrants as provided herein, (iv) to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable or (v) to evidence the succession of another Person to the Company and the assumption by such successor of this Agreement as provided herein; provided that any such supplement or amendment made pursuant to any of clauses (i) through (iv) above shall not in any way adversely affect the rights of any Contingent Warrant holder. Any amendment or supplement to this Agreement that has an adverse effect on the interests of holders of Warrant Certificates shall require the written consent of registered holders of two-thirds of the then outstanding Contingent Warrants. The consent of each holder of a Contingent Warrant affected shall be required for any amendment pursuant to which the Exercise Rate with respect to any class of Junior Shares would be decreased or the Exercise Price with respect to any class of Junior Shares would be increased (other than pursuant to the adjustments provided herein).

            SECTION 21. Reports. For so long as any Contingent Warrants remain outstanding and not expired by their terms, the Company shall furnish to the holders of the Contingent Warrants and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, the Company shall file with the Warrant Agent within 15 days after it files them with the Commission copies of its SEC Reports. In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission (unless the Commission will not accept such filings) and the Warrant Agent. The Company shall furnish copies of the SEC Report to the holders of Contingent Warrants promptly after the Company files the same with the Warrant Agent.

            SECTION 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            SECTION 23. Termination. This Agreement shall terminate on the 30th day after the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Contingent Warrants have been exercised. The provisions of Section 16 hereof shall survive any such termination.

            SECTION 24. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State.

            SECTION 25. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the holders of Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent (including its successors in such capacity) and the holders of the Warrant Certificates.

            SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but on and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                   NEXTLINK COMMUNICATIONS, INC.


                                   By: /s/ R. Bruce Easter, Jr.
                                      ------------------------------
                                       Name:  R. Bruce Easter, Jr.
                                       Title: Vice President, General Counsel
                                               and Secretary


                                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


                                   By:______________________________
                                       Name:
                                       Title:

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                   NEXTLINK COMMUNICATIONS, INC.


                                   By:______________________________
                                       Name:
                                       Title:


                                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


                                   By: /s/ William F. Seegraber
                                      ------------------------------
                                       Name:  William F. Seegraber
                                       Title: Vice President

                                                                       EXHIBIT A

                     Form of Contingent Warrant Certificate

                                     [Face]

[If applicable, inset the following Securities Act legend-- THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY
(A) TO THE COMPANY; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THESE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (F) IN THE CASE OF EITHER ANY INITIAL INVESTOR THAT IS A QUALIFIED INSTITUTIONAL BUYER OR ANY SUBSEQUENT INVESTOR, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) or (7) OR RULE 501 UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF A TRANSFER CERTIFICATE AND, IN THE CASE OF CLAUSE (F), AN OPINION OF COUNSEL OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

UNTIL THE EARLIEST TO OCCUR OF: (I) AUGUST 1, 1997, (II) THE EFFECTIVE DATE OF THE EXCHANGE OFFER REGISTRATION STATEMENT, OR (III) A CHANGE OF CONTROL, THE CONTINGENT WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, FOR EACH TRANSFER OF A CONTINGENT WARRANT, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO THE SAME TRANSFEREE ONE SHARE OF 14% SENIOR EXCHANGEABLE REDEEMABLE PREFERRED SHARES OF NEXTLINK COMMUNICATIONS, INC.

      [IF THE WARRANT CERTIFICATE IS TO BE A GLOBAL WARRANT INSERT--This Warrant Certificate is a Global Warrant Certificate within the meaning of the Warrant Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Warrant Certificate is exchangeable for Warrant Certificates registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Warrant Agreement and no transfer of this Warrant Certificate (other than a transfer of this Warrant Certificate as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

      Unless this Warrant Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to NEXTLINK Communications, Inc. or its agent for registration of transfer, exchange or payment, and any issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. ]


No. ___                                                  ___ Contingent Warrants

                         Contingent Warrant Certificate

                          NEXTLINK COMMUNICATIONS, INC.

            This Warrant Certificate certifies that ____________________________ ____________________________________________________________________________, or
registered assigns, is the registered holder of ______________ Contingent Warrants (the "Contingent Warrants") expiring 5:00 P.M., New York City Time, on February 1, 2009 or, if a Qualifying Event has occurred on or prior to February 1, 1998, the date of such Qualifying Event (the "Expiration Date"). Each Contingent Warrant entitles the holder upon exercise to purchase from NEXTLINK Communications Inc., a Washington corporation (the "Company"), on any Business Day after February 1, 1998 if a Qualifying Event has not occurred on or prior to February 1, 1998 and prior to the Expiration Date a number of fully paid and nonassessable shares of each class of Junior Shares outstanding as of February 1, 1998 equal to 1/5,700,000 of the aggregate Contingent Warrant Shares Amount ("Warrant Shares") upon surrender of this Warrant Certificate and payment in full of the Exercise Price of $.01 for each Warrant Share purchased (subject to adjustment) at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The number of Warrants Shares purchasable upon exercise hereof and the Exercise Price are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            No Warrant may be exercised after the Expiration Date, and to the extent not exercised by such time, such Warrants shall become void.

            Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall not be valid unless countersigned by of the Warrant Agent, as such term is used in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:

                                    NEXTLINK COMMUNICATIONS, INC.


                                    By: _______________________________

Attest:

__________________________________


Warrant Agent's Countersignature

Countersigned

Continental Stock Transfer & Trust Company,
  Warrant Agent

By: ___________________________________
    Authorized Officer

                                    [Reverse]

            The Contingent Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Contingent Warrants issued and to be issued pursuant to a Warrant Agreement, dated as of January 31, 1997 (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company, as warrant agent (herein called the "Warrant Agent", which term includes any successor warrant agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Contingent Warrants. All terms not otherwise defined herein shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

            Contingent Warrants may be exercised at any time on any business day after February 1, 1998 if a Qualifying Event has not occurred on or prior to February 1, 1998 and prior to the Expiration Date. The holder of Contingent Warrants evidenced by this Warrant Certificate may exercise such Contingent Warrants by (i) surrendering this Warrant Certificate, with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise, by paying in full the Exercise Price for each such Contingent Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

            No adjustment shall be made for any dividends on any Junior Shares issuable upon exercise of this Contingent Warrant. The Company will not be required to issue fractional Warrant Shares on the exercise of Contingent Warrants, although it may do so in its sole discretion. If fractional shares are not issued, the Company will pay the cash value of such fractional shares as determined in accordance with the provisions of the Warrant Agreement.

            In the event that upon any exercise of Contingent Warrants evidenced hereby the number of Contingent Warrants exercised shall be less than the total number of Contingent Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Contingent Warrants not exercised.

            The Warrant Agreement provides that upon the occurrence of certain events the Exercise Rate with respect to a class of Junior Shares and the corresponding Exercise Price may, subject to certain conditions, be adjusted.

            Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Contingent Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates evidencing in the aggregate a like number of Contingent Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            Neither the Contingent Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

            This Warrant Certificate shall be governed and construed in accordance with the laws of the State of New York.

                          Form of Election to Exercise

              (To Be Executed Upon Exercise of Contingent Warrant)

            The undersigned hereby irrevocably elects to exercise ____ of the Contingent Warrants represented by this Warrant Certificate and purchase the number of Warrant Shares issuable upon the exercise of such Contingent Warrants and herewith tenders payment for such Warrant Shares as follows:

(Check One)

[ ] $__________ in cash or by certified or official bank check; or

[ ] by surrender of Contingent Warrants pursuant to a Cashless Exercise (as defined in the Warrant Agreement) at the current Cashless Exercise Ratio.

            The undersigned requests that a certificate representing such Warrant Shares be registered in the name of __________________________________________________________
whose address is _______________________________________________________________
and that such Warrant Shares be delivered to ___________________________________ whose address is ______________________________________________________________.

            Any cash payments to be paid in lieu of a fractional Warrant Share should be made to ________________________________________________________________________
whose address is _______________________________________________________________
and the check representing payment thereof should be delivered to ______________ whose address is ______________________________________________________________.

Dated _____________________, ____

Name of holder of
Warrant Certificate: ___________________________
                           (Please Print)

Tax Identification or
Social Security Number: ________________________________________________________

Address:   _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________

Signature: _____________________________________________________________________


Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Warrant Shares or any Warrant Certificate representing Contingent Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered or if any cash payment to be paid in lieu of a fractional Warrant Share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Signature Guaranteed: ______________________________

                              [FORM OF ASSIGNMENT]

            For value received _______________________________________ hereby sells, assigns and transfers unto _______________________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________________ attorney, to transfer said Warrant
Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated ________________, _____

Signature: ___________________________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


Signature Guaranteed: _________________________________

                                                                       EXHIBIT B

           Form of Certificate for Transfers of Certificated Warrants

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York  10004
Attention:  Compliance Department

            Re: Contingent Warrants of NEXTLINK Communications, Inc. (the "Warrants")

            Reference is made to the Warrant Agreement, dated as of January 31, 1997 (the "Warrant Agreement"), between NEXTLINK Communications, Inc. (the "Company") and Continental Stock Transfer & Trust Company, as Warrant Agent. Terms used herein and defined in the Warrant Agreement or in Regulation S, Rule 144A or Rule 144 under the Securities Act of 1933 (the "Securities Act") are used herein as so defined.

            This certificate relates to _______ Contingent Warrants, which are evidenced by the following certificate(s) (the "Specified Warrants"):

            CUSIP No. _______________________________

            CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Warrants or (ii) it is acting on behalf of all the beneficial owners of the Specified Warrants and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". The Specified Warrants are registered in the name of the Undersigned, as or on behalf of the Owner.

            The Owner has requested that the Specified Warrants be transferred to a person (the "Transferee") who will take delivery in the form of an interest in the Global Warrant. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with (a) either:
                  (Check one)

                  |_|   Rule 144A,
                  |_|   Rule 904, or
                  |_|   Rule 144

under the Securities Act and (b) all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows with respect to the type of transfer indicated herein:

            (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                  (A) the Specified Warrants are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                  (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

            (2) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                  (A) the Owner is not a distributor of the Securities, an
            affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                  (B) the offer of the Specified Warrants was not made to a
            person in the United States;

                  (C) either;

                        (i) at the time the buy order was originated, the
                  Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                        (ii) the transaction is being executed in, on or through
                  the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (D) no directed selling efforts have been made in the United
            States by or on behalf of the Owner or any affiliate thereof; and

                  (E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            (3) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                  (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule
            144) has elapsed since the date the Specified Warrants were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144; or

                  (B) the transfer is occurring after a holding period of at least three years has elapsed since the date the Specified Warrants were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the

            Owner is not, and during the preceding three months has not been, an affiliate of the Company.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Warrant Agent and the Initial Purchasers.


Dated: ___________, ____      __________________________________________________
                              (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                              By:_______________________________________________
                                 Name:
                                 Title:

                              (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)